                                                                  EXHIBIT (a)(4)

                               AMENDMENT NO. 3 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                  OF AMERICAN CENTURY INTERNATIONAL BOND FUNDS

     THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF
TRUST is made as of the 31st day of August, 2007, by the Trustees hereunder.

     WHEREAS, the Board of Trustees has determined that it is in the best interests of American Century International Bond Funds (the "Trust") to take the following actions:

     (1)  to re-designate the Advisor Class of the International Bond Fund as
          the A Class of the same series, effective September 4, 2007, as approved by the Board of Trustees at its meeting on December 8, 2006, following which action the affected Class will have all the rights and preferences of the A Class, including the revised fee structure approved by the Fund's Advisor Class shareholders at a meeting on July
          27, 2007; and

     (2)  to establish and designate the following new classes of the
          International Bond Fund, effective September 27, 2007, as approved by the Board of Trustees at its meeting on December 8, 2006:

          o  B Class
          o  C Class
          o  R Class;

     NOW, THEREFORE, BE IT RESOLVED, that each of the aforementioned actions shall take effect as indicated in the first recital hereto; and

     RESOLVED, that Schedule A of the Amended and Restated Agreement and
Declaration of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the
Schedule A attached hereto.

     IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century International Bond Funds

/s/ Jonathan S. Thomas                   /s/ Peter F. Pervere
------------------------------------     --------------------------------------
Jonathan S. Thomas                        Peter F. Pervere

/s/ John Freidenrich                     /s/ Myron S. Scholes
------------------------------------     --------------------------------------
John Freidenrich                         Myron S. Scholes

/s/ Ronald J. Gilson                     /s/ John B. Shoven
------------------------------------     --------------------------------------
Ronald J. Gilson                         John B. Shoven

/s/ Kathryn A. Hall                      /s/ Jeanne D. Wohlers
------------------------------------     --------------------------------------
Kathryn A. Hall                          Jeanne D. Wohlers

                                       2

                                   SCHEDULE A

                    American Century International Bond Funds

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series                          Class                     Date of Establishment
------                          -----                     ---------------------

International Bond Fund         Investor Class            08/28/1991
                                Institutional Class       06/24/2004
                                A Class                   08/01/1997
                                B Class                   09/27/2007
                                C Class                   09/27/2007
                                R Class                   09/27/2007

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.